SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, For Use of the Commission only
■	Definitive Proxy Statement		(as permitted by Rule 14a-6(e)(2))
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Lakeland Industries, Inc.
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

■	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:
☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount previously paid:
2)	Form, Schedule or Registration Statement No.:
3)	Filing Party:
4)	Date Filed:

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May 9, 2007

 Dear Stockholder,

I am pleased to extend to you my personal invitation to attend the 2007 Annual Meeting of Stockholders of Lakeland Industries, Inc. (the "Company") on Wednesday, June 20, 2007 at 9:30 a.m. at the Holiday Inn, 3845 Veterans Memorial Highway, Ronkonkoma, NY 11779.

The accompanying Notice of Annual Meeting and Proxy Statement contain a description of the formal business to be acted upon by the stockholders. At the meeting, we intend to discuss our performance for the fiscal year ended January 31, 2007 and our plans for the current fiscal year. Certain members of the Company's Board of Directors and officers of the Company, as well as a representative of Holtz Rubenstein Reminick LLP, our independent auditors, will be available to answer any questions you may have, or to make a statement if they wish to.

While I am looking forward to seeing you at the meeting, it is very important that those of you who cannot personally attend assure your shares are represented. I urge you therefore to sign and date the enclosed form of proxy and return it promptly in the accompanying envelope. If you attend the meeting, you may, if you wish, withdraw any proxy previously given and vote your shares in person.

Sincerely,

/s/ Raymond J. Smith

Raymond J. Smith
Chairman of the Board

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LAKELAND INDUSTRIES, INC.

NOTICE OF

2007 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON

June 20, 2007

TO THE STOCKHOLDERS OF LAKELAND INDUSTRIES, INC.:

NOTICE IS HEREBY GIVEN that the 2007 Annual Meeting of Stockholders of Lakeland Industries, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, June 20, 2007 at 9:30 a.m. at the Holiday Inn, 3845 Veterans Memorial Highway, Ronkonkoma, NY 11779 for the following purposes:

1.	To elect one Class III director, and
2.	To ratify the appointment of Holtz Rubenstein Reminick LLP, as the Company’s independent public accountants for fiscal year 2008, and
3.	To transact such other business as properly may come before the meeting or any adjournment thereof.

Each share of the Company's Common Stock will be entitled to one vote upon all matters described above. Stockholders of record at the close of business on April 27, 2007 will be entitled to notice of and to vote at the meeting. Only stockholders of record at the close of business on the date above will be entitled to notice of and to vote at the Annual Meeting of Stockholders and any adjournment thereof. A list of all stockholders entitled to vote at the Annual Meeting of Stockholders will be open for examination by any stockholder for any purpose germane to the Meeting during ordinary business hours for a period of ten (10) days before the Meeting at the offices of the Company located at 701 Koehler Ave., Suite 7, Ronkonkoma, NY 11779.

May 9, 2007

BY ORDER OF THE BOARD OF DIRECTORS

Christopher J. Ryan, Secretary

Whether or not you plan to attend the Annual Meeting, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed postage prepaid envelope.  If you sign and return your proxy card without specifying a choice, your shares will be voted in accordance with the recommendations of the Board of Directors. You may, if you wish, revoke your proxy at any time prior to the time it is voted by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

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LAKELAND INDUSTRIES, INC.
701 Koehler Ave., Suite 7
Ronkonkoma, New York 11779
(631) 981-9700

PROXY STATEMENT

2007 Annual Meeting of Stockholders
June 20, 2007
GENERAL INFORMATION
_________________________

This Proxy Statement and the accompanying Proxy Card are furnished in connection with the solicitation by the Board of Directors of Lakeland Industries, Inc. (the "Company") of proxies from the holders of the Company's $0.01 par value Common Stock (the "Common Stock") for use at the 2007 Annual Meeting of Stockholders to be held on June 20, 2007, and at any adjournment thereof (the "Annual Meeting").

This Proxy Statement, the Notice of Annual Meeting of Stockholders, the Proxy Card and the Company's 2007 Form 10-K (which includes the Company's Annual Report to Stockholders) are first being sent to the Company's stockholders on or about May 9, 2007.

About the Annual Meeting

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors and the ratification of the board of directors’ appointment of Holtz Rubenstein Reminick LLP.  In addition, the Company’s management will report on the performance of the Company during fiscal 2007 and respond to appropriate questions from stockholders.

Who is entitled to vote?

Only stockholders of record at the close of business on the record date, April 27, 2007, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting.  Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring appropriate documentation from your broker or nominee to vote personally at the meeting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 5,521,824 shares of common stock of the Company were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining the presence of a quorum. A “broker non-vote” occurs when a broker or other nominee indicates on the proxy card that it does not have discretionary authority to vote on a particular matter.

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How do I vote?

If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct.  If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the meeting will need to obtain and vote a proxy from the institution that holds their shares. The Company has made proxy statements, proxies and annual reports available to the nominee institutions for delivery to “street name” stockholders.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the secretary of the Company either a notice of revocation or a duly executed proxy, bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the Board’s recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendation is set forth together with the description of each item in this proxy statement. The Board recommends a vote:

1)	“For” election of the nominated slate of one Class III director; and
2)	“For” ratification of the appointment of Holtz Rubenstein Reminick LLP, as the Company’s independent public accountants for the fiscal year ending January 31, 2008.

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

Election of Director.  Assuming that a quorum is present, the affirmative vote of a plurality of the votes present in person or represented by proxy at the meeting is required for the election of directors.  A properly executed proxy marked “WITHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated.  Abstentions and broker non-votes will have no impact on the election of directors except to the extent failure to vote for an individual will result in another individual receiving a larger proportion of votes.  The Company’s certificate of incorporation does not provide for cumulative voting in the election of directors.

Ratification of Independent Auditors and Other Items.  For the ratification of the independent auditors and any other item voted upon at the annual meeting, assuming that a quorum is present, and the affirmative vote of the holders of a majority of the shares present in person or represented by proxy will be required for approval.  Abstentions will have the same effect as a negative vote.  Broker non-votes will be treated as a vote not cast and will have no effect on the outcome of the vote.

Is my vote confidential?

Yes.  It is our policy that all stockholder meeting proxies, ballots, and voting records that identify the vote of a particular stockholder are confidential.  The vote of any stockholder will not be disclosed to any third party before the final vote count at the annual stockholders’ meeting except: (i) to meet legal requirements; (ii) to assert claims for or defend claims against the Company; (iii) to allow the inspectors of election to certify the results of the stockholder vote; (iv) if a proxy solicitation in opposition to the Board of Directors takes place; or (v) to respond to stockholders who have written comments on proxy cards or who have requested disclosure.

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ANNUAL REPORT AND FORM 10-K

Will I receive a copy of the Company’s Annual Report?

We have mailed you the Annual Report and 10-K for the fiscal year ended January 31, 2007, with this Proxy Statement.  The Annual Report includes the Company’s audited financial statements, along with other financial and product information.  We urge you to read it carefully.

How can I receive a copy of our Annual Report and Form 10-K?

You can obtain, free of charge, a copy of our Annual Report and Form 10-K for the fiscal year ended January 31, 2007, which we recently filed with the Securities and Exchange Commission, by writing to:

Corporate Secretary
Lakeland Industries, Inc.
701 Koehler Avenue, Suite 7
Ronkonkoma, NY  11779

You can also obtain a copy of our Annual Report, Form 10-K and other periodic filings with the Securities and Exchange Commission (“SEC”) on our Internet site at www.lakeland.com by the Financial Information heading then the subheading “All SEC Filings”.  Our Form 10-K and other SEC filings mentioned above are also available from the SEC’s EDGAR database at www.sec.gov.

Who will bear the costs of soliciting proxies for the Annual Meeting?

The Cost of soliciting proxies for the annual meeting will be borne by us.  In addition to the use of the mails, proxies may be solicited personally or by telephone by officers and employees of the Company who will not receive any additional compensation for their services. Proxies and proxy material will also be distributed at our expense by brokers, nominees, custodians, and other similar parties.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT
How much stock do our directors and officers own?

The following table sets forth certain information regarding the beneficial ownership of the Company’s outstanding common stock as of April 27, 2007 (or as of the date indicated in the footnotes below): (i) by each person who is know by the Company to, beneficially own more than 5% of the Common Stock; (ii) by each of the named executive officers of the Company; (iii) by each director and nominee for director of the Company; and (iv) all directors and executive officers of the Company as a group. All information in this section is given on the basis of outstanding securities plus securities deemed outstanding under Rule 13 d-3 of the Exchange Act. Except as otherwise noted, the persons named in the table have sole voting and investment power with respect to their shares of Common Stock shown as beneficially owned by them.  All share amounts have been adjusted for the 1 for 10 stock distributions to shareholders of record on August 1, 2006, April 30, 2005, July 31, 2003 and 2002.

Directors and Officers Name	Number of Common Shares Beneficially Owned (B)	Percent of Class	Title

Raymond J. Smith	527,442	9.55%	Chairman of the Board of Directors
Christopher J. Ryan	366,277(A)(C)	6.63%	Chief Executive Officer, President, Secretary, General Counsel and Director

John J. Collins, Jr.	115,201(1)	2.09%	Director
Eric O. Hallman	37,523(1)	0.68%	Director
Michael E. Cirenza	605(3)	.01%	Director
Stephen M. Bachelder	7,975(2)	.14%	Director
John Kreft	9,350(A)	.17%	Director
Gary Pokrassa	4,664(A)	.08%	Chief Financial Officer
Paul C. Smith	588(A)	-----%	Vice President

James M. McCormick	-----	-----%	Controller and Treasurer
Harvey Pride, Jr.	-----	-----%	Sr. Vice President-Manufacturing

Greg Willis	-----	-----%	Executive Vice President

Gregory D. Pontes	-----	-----%	Vice President-Manufacturing

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Directors and Officers Name	Number of Common Shares Beneficially Owned (B)	Percent of Class
All officers and directors As a group (13 persons)	1,071,089(A) (4)	19.40%
5% Shareholders

Robeco Investment Management, Inc.	351,736(5)	6.37%

Seymour Holtzman c/o Jewelcor Companies	393,921(5)	7.13%

Included in the above are fully exercisable options to purchase the Company’s common stock, as follows:
(1)	1,331 shares granted on June 18, 2003 and 1,100 shares granted on June 21, 2006 to each of Mr. Hallman and Mr. Collins, current directors;
(2)	6,050 shares granted November 19, 2004 to each Mr. Bachelder and Mr. Kreft, current directors;
(3)	605 shares granted June 18, 2003, to Michael Cirenza, a current director;
(4)	19,031 shares granted between June 18, 2003 and June 21, 2006, which also includes 1,464 option shares outstanding to Walter J. Raleigh, a former director;
(5)
According to a Schedule 13G filed with the SEC on December 31, 2006, on behalf of Robeco Investment Management (“Robeco”), Robeco possesses shared investment and voting power over the above shares.
According to a Schedule 13D filed with the SEC on February 27, 2007, on behalf of Seymour Holtzman, Mr. Holtzman possesses sole investment and voting power over the above shares.

(A)	Includes 4,983 shares to be issued pursuant to the matching shares provision of the 2006 Equity Incentive Plan as follows:
Christopher J. Ryan, 3,137 shares - Gary Pokrassa, 550 shares - Paul C. Smith, 196 shares - John Kreft, 1,100 shares
(B)	Table does not include the following stock grants under the Company’s 2006 Equity Incentive Plan (performance vesting at end of 3 years, date of grant June 2006):

	Minimum	Baseline	Maximum
Grantee	# Shares	# Shares	# Shares
	(adj. for August 1, 2006 Stock Distribution)
Directors

ME Cirenza	2,640	570	7,810
JJ Collins, Jr	2,200	4,290	6,490
EO Hallman	2,640	5,170	7,810
SM Bachelder	2,640	5,170	7,810
J Kreft	2,200	4,290	6,490
	12,320	24,090	36,410
Officers
CJ Ryan (Director)	6,050	11,990	18,040
GD Willis	3,630	7,150	10,780
JM McCormick	2,530	5,060	7,590
H Pride, Jr.	3,410	6,820	10,230
G Pokrassa	3,520	6,930	10,450
PC Smith	2,310	4,620	7,040
GD Pontes	1,870	3,630	5,500
	23,320	46,200	69,630
Key Employees 5 as a group	8,360	16,830	25,190
	31,680	63,030	94,820
Grand Total	44,000	87,120	131,230

(C) Includes 14,641 shares owned by Mr. Ryan’s wife.

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CORPORATE GOVERNANCE

We operate within a comprehensive plan of corporate governance for the purpose of defining responsibilities, setting high standards of professional and personal conduct, and assuring compliance with such responsibilities and standards.  We regularly monitor developments in the area of corporate governance and have done so since the year 2000.  In July 2002, Congress passed the Sarbanes-Oxley Act of 2002, which, among other things, establishes or provides the basis for a number of new corporate governance standards and disclosure requirements.  In addition, the NASDAQ Stock Market (“NASDAQ”) has also adopted changes to its corporate governance and listing requirements. The Company complies with all applicable regulatory and self-regulatory requirements regarding the independence of its directors.

Codes

•
We have adopted a “Code of Ethics” (please refer to Appendix B in this Proxy Statement).  This Code applies to all directors, officers, and employees of our Company.  Information concerning any alleged violations is to be reported in writing to Michael Cirenza, Partner, Anchin, Block & Anchin LLP, 1375 Broadway, New York, NY 10018. Mr. Cirenza is an independent director and Chairman of the Audit Committee. Additional copies of our “Code of Ethics” for Directors, Officers, and Employees our “Audit Committee Charter”(please also refer to Appendix A in This Proxy Statement) and our Nominating Committee Charter can be obtained by writing to Secretary, Lakeland Industries, Inc. 701Koehler Avenue, Suite 7, Ronkonkoma, NY 11779, or visit our website at www.lakeland.com under “Corporate Governance”.

•
We intend to satisfy the disclosure requirement under Item 5.05 (c) of form 8-K regarding certain amendments to, or waivers from a provision of this code of ethics by posting such information on our website, at the address and location specified above, within four business days of such amendment or waiver.

Shareholder Communication with Members of the Board of Directors

•
You can contact any of our directors by writing them:  Board of Directors, c/o Corporate Secretary’s Office, Lakeland Industries, Inc., 701 Koehler Avenue, Suite 7, Ronkonkoma, NY 11779.  Employees and others who wish to contact the Board or any member of the Audit Committee may do so anonymously, if they wish, by using this address.  Such correspondence will not be screened and will be forwarded in its entirety.

Personal Loans to Executive Officers and Directors

•
The Company does not make loans to our directors or officers and complies with and will operate in a manner consistent with an act of legislation outlawing extensions of credit in the form of personal loans to or for its directors and executive officers.

Director and Executive Officer Stock Transactions

•
Under the regulations of the SEC, directors and executive officers are required to file notice with the SEC within two (2) business days of any purchase or sale of the Company’s stock.  Information on filings made by any of our directors or executive officers can be found on the Company’s web site at http://www.lakeland.com under “Financial Information” then “Insiders.”

Stockholder Approval of Equity Compensation Plans

•
The Company requires stockholder approval of all Company equity compensation plans, and amendments thereto, including any re-pricing of options contemplated by the Company, whenever such approval is necessary under NASDAQ corporate governance rules.

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Governance Principles

•
Lakeland has long upheld a set of basic beliefs to guide our actions.  Among those beliefs is the responsibility to conduct ourselves with the highest standards of ethical behavior when relating to customers, suppliers, employees, investors and the communities where we work.  Five of our seven directors are independent as defined by the SEC and NASDAQ.  We have three director committees - Nominating, Compensation, and Audit - and all three committees are staffed only by independent directors.  These three Committees and their charters are more fully described on pages 10-11 and Appendices A and B.

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Proposal 1
ELECTION OF DIRECTORS
(Item 1 on Proxy Card)

Our Certificate of Incorporation provides for three classes of directors with staggered terms of office and provides that upon the expiration of the term of office for a class of directors, nominees for each class shall be elected for a term of three years to serve until the election and qualification of their successors or until their earlier resignation, death or removal from office. Our Certificate of Incorporation and our By-Laws also provide that each class of directors shall be nearly equal in number as possible and consistent with this rule that the Board shall allocate each newly created directorship to that of the available classes whose term of office is due to expire at the earliest date following such allocation.  We currently have three Class I directors, three Class II directors and one Class III director.  At the 2007 Annual Meeting there is one nominee for director in Class III. The incumbent Class I and Class II directors have one year and two years, respectively, remaining on their terms of office.

We have no reason to believe that the nominees will be disqualified or unable to serve, or will refuse to serve if elected. However, if a nominee is unable or unwilling to accept election, the proxies will be voted for such substitute as our Board of Directors may select. It is intended that the shares represented by proxies will be voted, in the absence of contrary instructions, for the nominee listed in Class III in the following table. The Board of Directors has nominated and Management recommends the election of the persons listed in the following table as Class III directors. The table also sets forth the names the three directors in Class I and Class II whose terms of office have not expired, their ages, their positions with the Company and the period each has served as a director of the Company. There are no family relationships among the Board members.

		Position
		With the	Director
Name	Age	Company	Since

	DIRECTOR NOMINEE- CLASS III
	Nominee for Three Year Term Expiring in June, 2010

Raymond J. Smith	68	Chairman of the Board of Directors	1982

	INCUMBENT DIRECTORS - CLASS II
	Two Years Remaining on Term Expiring in June 2009

John J. Collins, Jr.	64	Director	1986

Eric O. Hallman	63	Director	1982

Stephen M. Bachelder	56	Director	2004

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	INCUMBENT DIRECTORS - CLASS I One Year remaining on Term Expiring in June 2008

Christopher J. Ryan	55	Chief Executive Officer, President, General Counsel, Secretary and Director	1986

Michael E. Cirenza	51	Director	2003

John Kreft	56	Director	2004

The principal occupations and employment of the nominees for director and for the directors continuing in office are set forth below:

Nominee Director

Raymond J. Smith, one of our co-founders, has been Chairman of our Board of Directors since our incorporation in 1982 and was President from 1982 to January 31, 2004.  Mr. Smith’s term as a director will expire at our annual meeting of stockholders in June 2007.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE NOMINEE LISTED ABOVE.

Incumbent Directors

Christopher J. Ryan has served as our Chief Executive Officer and President since February 1, 2004, Secretary since April 1991, General Counsel since February 2000 and a director since May 1986.  Mr. Ryan was our Executive Vice President - Finance from May 1986 until becoming our President on February 1, 2004 and his term as director will expire at our annual meeting of stockholders in 2008.

John J. Collins, Jr. was Executive Vice President of Chapdelaine GSI, a government securities firm, from 1977 to January 1987. He was Senior Vice President of Liberty Brokerage, a government securities firm, between January 1987 and November 1998.  Presently, Mr. Collins is self-employed, managing a direct investment portfolio of small business enterprises for his own accounts.  Mr. Collins has served as one of our directors since 1986 and his term as a director will expire at our annual meeting of stockholders in June 2009.

Eric O. Hallman was President of Naess Hallman Inc., a ship brokering firm, from 1974 to 1991. Mr. Hallman was also affiliated between 1991 and 1992 with Finanshuset (U.S.A.), Inc., a ship brokering and international financial services and consulting concern, and was an officer of Sylvan Lawrence, a real estate development company, between 1992 and 1998. Between 1998 and 2000, Mr. Hallman was President of PREMCO, a real estate management company, and currently is Comptroller of the law firm Murphy, Bartol & O’Brien, LLP.  Mr. Hallman has served as one of our directors since our incorporation in 1982 and his term as a director will expire at our annual meeting of stockholders in June 2009.

Stephen M. Bachelder has been with Swiftview, Inc. a Portland, Oregon based software company since 1999 and President since 2002. From 1991 to 1999 Mr. Bachelder ran a consulting firm advising software and hardware based companies in the Pacific Northwest. Mr. Bachelder was the president and owner of an apparel company, Bachelder Imports, from 1982 to 1991 and worked in executive positions for Giant Foods, Inc. and Pepsico, Inc. between 1976 and 1982. Mr. Bachelder is a 1976 Graduate of the Harvard Business School.  Mr. Bachelder has served as a director since November 17, 2004 and his term as a director will expire at our annual meeting of stockholders in June 2009.

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Michael E. Cirenza has been a partner at Anchin, Block & Anchin, LLP since March 2007 and was the Executive Vice President and Chief Financial Officer of Country Life, LLC, a manufacturer and distributor of vitamins and nutritional supplements, from September 2002 until March 2007. Mr. Cirenza was the Chief Financial Officer and Chief Operating Officer of Resilien, Inc., an independent distributor of computers, components and peripherals from January 2000 to September 2002. He was an Audit Partner with the international accounting firm of Grant Thornton LLP from August 1993 to January 2000 and an Audit Manager with Grant Thornton LLP from May 1989 to August 1993. Mr. Cirenza was employed by the international accounting firm of Price Waterhouse from July 1980 to May 1989. Mr. Cirenza is a Certified Public Accountant in the State of New York and a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants.  Mr. Cirenza has served as one of our directors since June 18, 2003 and his term as a director will expire at our annual meeting of stockholders in 2008.

John Kreft has been President of Kreft Interests, a Houston based private investment firm, since 2001. Between 1998 and 2001, he was CEO of Baker Kreft Securities, LLC, a NASD broker-dealer. From 1996 to 1998, he was a co-founder and manager of TriCap Partners, a Houston based venture capital firm. From 1994 to 1996 he was employed as a director at Alex Brown and Sons. He also held senior positions at CS First Boston including employment as a managing director from 1989 to 1994. Mr. Kreft graduated from the Wharton School of Business in 1975.  Mr. Kreft has served as a director since November 17, 2004 and his term as a director will expire at our annual meeting of Stockholders June 2008.

Legal Proceedings

No officer or director is or has at any time been a defendant in any material legal proceeding involving bankruptcy, criminal activity, banking issues, commodities violations or securities issues.

Certain Relationships and Transactions

There are no transactions, or series of similar transactions, either during this fiscal year 2007 or currently proposed, to which the Company was or is to be a party, in which the amount involved exceeds $60,000 and in which any director, nominee for director, executive officer, 5% stockholder or any immediate family member of any of the foregoing had, or will have, a direct or indirect material interest, other than Paul Smith, our Vice President of Sales, is the son of Raymond Smith the Chairman of the Board of Directors.  Other than the relationship between Raymond Smith and Paul Smith there are no known family relationships between any of the Company’s officers or directors.

Potential Anti-Takeover Effect

The Board of Directors has the authority, without further approval of our stockholders, to issue preferred shares (the “Preferred Shares”) having such rights, preferences and privileges as the Board of Directors may determine. Any such issuance of Preferred Shares could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company and may adversely affect the rights of holders of Common Stock. In addition, we are subject to Delaware statutes regulating business combinations, takeovers and control share acquisitions which might hinder or delay a change in control of the Company. Anti-takeover provisions that could be included in the Preferred Shares when issued and the Delaware statutes regulating business combinations, takeovers and control share acquisitions can have a depressive effect on the market price of our securities and can limit stockholders’ ability to receive a premium on their shares by discouraging takeover and tender offer bids.

The Directors of the Company serve staggered three-year terms. Our Restated Certificate of Incorporation sets forth a provision that requires certain business combinations to be approved by at least two-thirds of the Company’s voting securities, unless two-thirds of the members of the Board of Directors have approved the transaction, and further requires approval of holders of two-thirds of the Company’s voting shares to amend these provisions. In addition, our stockholders have authorized an Employee Stock Ownership Plan (“ESOP”). In the past, other companies have used similar plans to hinder or prevent a takeover situation. The Company has one contract with the CEO, Christopher J. Ryan that provides that in the event of a change in control he could receive up to two years’ his annual base salary and bonus. The Company also had, for FY2007 but not included in the since-renewed contracts with the Chairman of the

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Board, Raymond Smith, and with Vice President Paul Smith, clauses in the contracts under which in the event of change of control they could receive up to twice their annual base salaries and bonuses. These factors could have an anti-takeover effect by making it more difficult to acquire the Company by means of a tender offer, a proxy contest or otherwise or the removal of incumbent officers and directors. These provisions could delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the Common Stock held by our stockholders.

Director Independence and Other Matters

The board of directors has determined each of the following directors to be an “independent director” as such term is defined in Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers or (“NASD”): John Kreft, John J. Collins, Eric O. Hallman, Stephen Bachelder, and Michael Cirenza.

The board has also determined that each member of the three committees of the board meets the independence requirements applicable to those committees prescribed by the NASD and the Securities and Exchange Commission (“SEC”).  The board has further determined that Michael Cirenza, the Chairman of the Audit Committee, is an “audit committee financial expert”, as such term is defined in Items 401(h) and 407(d)(5) of Regulation S-K promulgated by the SEC.

Board Attendance

Each member of the Board of Directors is expected to make a reasonable effort to attend all meetings of the Board of Directors, all applicable committee meetings, and each annual meeting of shareholders.  While no formal policy with respect to attendance has been adopted, attendance at these meetings is encouraged and expected.  All members of the Board of Directors attended the June 2006 Annual Meeting of Shareholders and each of the current members of the Board of Directors is expected to attend the June 20, 2007 Annual Meeting of Shareholders.  During fiscal 2007, the Board of Directors met on five occasions.  All directors attended at least seventy-five percent of the aggregate number of meetings of the Board and Board committees on which they served.

COMMITTEES OF THE BOARD OF DIRECTORS

1- The Audit Committee was formed in September, 1987 and is responsible for recommending to the Board of Directors the appointment of independent auditors for the fiscal year, reviewing with the independent auditors the scope of their proposed and completed audits, reviewing our financial management, its independent auditors and other matters relating to audits and the adequacy of our internal control structure.  The committee is made up of only independent directors who are: Michael E. Cirenza (Chairman), John J. Collins, Jr., Eric O. Hallman, John Kreft and Stephen M. Bachelder.    The committee met four times during the year ended January 31, 2007.

2- Compensation Committee is responsible for evaluating the performance of our management, fixing or determining the method of fixing compensation of our salaried employees, administering the Director Stock Option and Employee 401-K Plan, and reviewing the Company’s 2006 Equity Incentive Plan. The committee is made up of only independent directors who are: Eric O. Hallman, (Chairman), John Kreft, John J. Collins, Michael E. Cirenza and Stephen M. Bachelder.  The committee met six times during the year ended January 31, 2007.

3- Nominating Committee. Effective April 6, 2004 the Board of Directors established a separate nominating committee consisting of only the independent directors who are: Stephen M. Bachelder (Chairman), John Kreft, John J. Collins, Eric O. Hallman, and Michael E. Cirenza.  The Nominating Committee makes recommendations to the Board regarding the size and composition of the Board. The Nominating Committee is responsible for reviewing with the Board from time to time the appropriate skills and characteristics required of Board members in the context of the current size and make-up of the Board. This assessment includes issues of understanding of and achievements in manufacturing, finance, accounting, and marketing, and international experience and culture. These factors, and any other qualifications considered useful by the Committee are reviewed in the context of an assessment of the perceived

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needs of the Board at a particular point in time. As a result, the priorities and emphasis of the Nominating Committee and of the Board may change from time to time to take into account changes in business and other trends, and the portfolio of skills and experience of current and prospective Board members. Therefore, while focused on the achievement and the ability of potential candidates to make a positive contribution with respect to such factors, the Nominating Committee has not established any specific minimum criteria or qualification that a nominee must possess. The Nominating Committee establishes procedures for the nomination process, recommends candidates for election to the Board and also nominates officers for election by the Board.

The Nominating Committee will consider nominees to the Board recommended by stockholders. Such recommendations must be in writing and sent to our Secretary no later than January 31st of the calendar year in which the Annual Meeting is to be held, accompanied by a detailed description of the proposed nominee’s principal occupation and his or her other qualifications which, in the stockholder’s opinion, make such a person a suitable candidate for nomination to the Board. The Committee met one time during the year ended January 31, 2007. The nominating committee operates under a written charter that may be amended by the Board at any time. A current copy of the nominating committee’s charter is available on the Company’s website at www.lakeland.com.

Compensation Committee Interlocks and Insider Participation

Members of the Compensation Committee are independent outside directors who do not serve in any other capacity with respect to the Company or any of its subsidiaries. The members of the Compensation Committee are Eric O. Hallman (Chairman), John Kreft, John J. Collins, Jr., Michael E. Cirenza and Stephen M. Bachelder. No Lakeland executive officer has ever served or presently serves on the compensation committee (or equivalent), or board of directors of another entity whose executive officers(s) served on Lakeland’s Compensation Committee.  Messrs. Collins and Hallman were partners of POMS Holding Co. and Messrs. Collins, and Hallman were members of River Group Holding Co., LLC, and An Qiu Holding Co., LLC.  See “Certain Relationships and Related Transactions”.

The information contained in the reports of the audit committee and the compensation committee shall not be deemed to be “soliciting material,” or to be “filed” with the SEC or subject to Regulation 14A other than as provided in SEC Regulation S-K, Item 407, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

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REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this Report by reference therein.

During the winter of 2000, the Audit Committee of the Board of Directors developed a charter for the Committee, which was approved by the full Board of Directors on June 21, 2000. The complete text of this charter, which reflects standards set forth in the regulations of the SEC and NASDAQ rules, is for your information reproduced in Appendix A in this Proxy Statement.

As set forth in more detail in the charter, the Audit Committee’s primary duties and responsibilities fall into three broad categories:

First, the Committee serves as an independent and objective party to monitor our financial reporting process and internal control system;

Second, the Committee is responsible for reviewing and appraising the audit efforts of our independent accountants and internal auditing department; this includes matters concerning the relationship between the Company and its outside auditors, including recommending their appointment or removal; reviewing the scope of their audit services and related fees, as well as any other services being provided to us and determining whether the outside auditors are independent (based in part on the annual letter provided to us pursuant to Independence Standards Board Standard No. 1); and

Third, to provide an open avenue of communication among the independent accountants, financial and senior management, and the Board of Directors.

The Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Committee’s charter. To carry out its responsibilities, the Committee met five times during the year ended January 31, 2007.

In overseeing the preparation of our financial statements, the Committee met with both management who has the primary responsibility for the financial statements, the reporting process and the systems of internal control, and our outside auditors who are responsible for expressing an opinion on the conformity of our audited financial statements under generally accepted auditing standards, and reviewing and discussing all financial statements under generally accepted auditing standards, and reviewing and discussing all financial statements prior to their issuance and to discussing significant accounting issues.  Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and the outside auditors.  The Committee’s review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 and No. 90, “Communication with Audit Committees”, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

With respect to our outside auditors, the Committee, among other things, discussed with Holtz Rubenstein Reminick, LLP matters relating to its independence, including the disclosures made to the Committee and received written disclosure and the letter from the independent auditors as required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”, as adopted by the Public Company Accounting Oversight Board in Rule 3600T.

The Audit Committee includes at least one independent director who is determined by the Board to meet the qualifications of an “audit committee financial expert” in accordance with SEC Rules. Michael E. Cirenza is the independent director who has been determined to be an audit committee financial expert. Stockholders should

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understand that this designation is an SEC disclosure requirement related to Mr. Cirenza’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose on Mr. Cirenza any duties, obligations or liability that are greater than those that are generally imposed on him as a member of the Audit Committee and the Board, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee.

On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the Board approve the inclusion of our audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2007, for filing with the SEC.  The Committee and the Board have also recommended the selection of our independent auditors.

THE AUDIT COMMITTEE:

Michael E. Cirenza

John J. Collins, Jr.

Eric O. Hallman

Stephen M. Bachelder

John Kreft

Fees billed to the Company by Holtz Rubenstein Reminick LLP for the years ended January 31, 2007 and 2006:

The Company incurred the fees shown in the following table for professional services provided by Holtz Rubenstein Reminick LLP (“HRR”) for 2007 and 2006:
	HRR	HRR
	2007	2006
Audit Fees (1)	$261,720	$191,693
Tax Fees (2)	64,550	34,866
Acquisition Audit	-----	17,520
All Other Fees (3)	8,500	6,100
Total	$334,770	$250,179

Audit Fees:
1)
Audit fees include audit of the Company’s financial statements and the review of the Company’s quarterly financial statements included in the Quarterly Reports on Form 10-Q. Also includes expense reimbursements.

2)	Tax fees relate to the preparation of tax returns and other tax compliance activities.
3)	All other fees consist of charges for regulatory advisory services and expense reimbursement.

Financial Information Systems Design and Implementation Fees:

During the years ended January 31, 2007 and 2006, Holtz Rubenstein Reminick LLP rendered no professional services to us in connection with the design and implementation of financial information systems.

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Proposal 2
RATIFICATION OF AUDITORS
(Item 3 on Proxy Card)
The Board of Directors, on the recommendation of the Audit Committee, has appointed the firm Holtz Rubenstein Reminick LLP (hereinafter referred to as “HRR”) as our registered public accounting firm for the fiscal year ending January 31, 2008 and recommends that the stockholders vote “FOR” ratification of such appointment.  It is expected that a representative of HRR will be present at the Meeting and will have the opportunity to make a statement and will be available to respond to appropriate questions.

Stockholder ratification of the appointment of HRR as our registered public accounting firm is not required by our by-laws or other applicable legal requirement.  However, the Board is submitting the appointment of HRR to the stockholders for ratification as a matter of good corporate practice.  If the stockholders fail to ratify the appointment, the Audit Committee and the Board will reconsider whether or not to retain that firm.  Even if the appointment is ratified, the Board may direct the appointment of a different independent accounting firm at any time during the one year period if it determines that such a change would be in our best interests and in the best interests of our stockholders.

Ratification of the appointment of auditors requires a majority of the votes cast thereon.  Abstentions with respect to this proposal have the same effect as a vote against the proposal.  Broker non-votes with respect to this proposal will not be counted with regard to this proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF HOLTZ RUBENSTEIN REMINICK LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANTS.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Committee. The Compensation Committee of the board of directors (the “Committee”) assists the board of directors of the Company in discharging its responsibilities relating to compensation of the Company’s executive officers and supervision of the Company’s Restricted Stock and 401-K Plans. The Committee reports to the board of directors and is responsible for:

•	developing guidelines for, and reviewing the compensation and performance of, the Company’s executive officers;

•	evaluating the executive officers’ performance in light of these goals and objectives; and

•	making recommendations to the board of directors regarding the management contracts of executive officers when they are proposed or renewed.

The Committee also is responsible for approving the compensation of the Chief Executive Officer.

Compensation Philosophy and Objectives. The Company seeks to pay its executive officers total compensation that is competitive with other companies of comparable size and complexity. Generally, the types of compensation and benefits provided to the Chief Executive Officer and other executive officers are comparable to those provided to other executive officers of small cap, publicly traded and similarly sized companies in the industry in which the Company operates.

The compensation policies of the Company are designed to:

•	attract, motivate and retain experienced and qualified executives,

•	increase the overall performance of the Company,

•	increase stockholder value, and

•	incentivize the executive officers to achieve the highest level of Company financial performance.

While the Company seeks to maintain competitive compensation arrangements for its executives, it also strongly believes that the competitiveness of the compensation packages should be based on the total compensation achievable by the executive officers and that a large portion of that compensation should be linked to the performance of the Company. Accordingly, the executive compensation packages provided to the Chief Executive Officer and the other executive officers are structured to include, among other things and in addition to base salary and fringe benefits, equity incentives. A reasonable portion of the compensation packages for executive officers is in the form of Restricted Stock grants, which are intended to provide incentives to executive officers to achieve long-term growth in the price of the Company’s common stock and additionally annual cash bonus opportunities, which are intended to reward executive officers for meeting annual financial performance goals. Overall compensation levels are set such that, for executive officers to achieve a competitive compensation level, there must be both growth in the market price of the Company’s common stock, growth in the Company’s earnings and revenues at rates that equal or exceed the recent growth rate of the Company’s earnings and revenues and the determination that such goals have been met and merit pay-outs pursuant to the incentive-portion of the overall compensation rests with the Committee.

The Committee believes that executive officer compensation should seek to align the interests of executives with those of the Company’s stockholders, by seeking to reward long-term growth (not short term) in the value of the Company’s common stock and to reward the achievement of annual financial goals by the Company. The incentive components of compensation, Restricted Stock grants and annual cash bonuses, for executive officers are linked to corporate financial performance as well as individual goals. This is intended to keep the executive team focused on the core goal of overall corporate performance.

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When setting or recommending compensation levels, the Committee considers the overall performance of the Company, the individual performance of each the executive officers, and their individual contributions to and ability to influence the Company’s performance, and also seeks to encourage teamwork amongst the executives. The Committee believes that the level of base salaries plus bonuses and Restricted Stock grants, and fringe and other benefits, of executives should generally be maintained to compete with other public and private companies of comparable size and complexity. The Committee bases its determinations on a variety of factors, including the personal knowledge of market conditions that each member of the Committee has gained in his own experience managing businesses, salary surveys available to the Company, the knowledge of the Chief Executive Officer and other executives as to local market conditions, and information learned regarding the compensation levels at other small cap companies in the industrial apparel industry and other similarly sized businesses. The Committee periodically evaluates the types and levels of compensation paid by the Company to ensure that it is able to attract and retain qualified executive officers and that their compensation remains comparable to compensation paid to similarly situated executives in comparable companies.

The following describes in more specific terms the elements of compensation that implement the compensation philosophy and objectives described above, with specific reference to compensation earned by the named executive officers for FY2007.

Base Salaries. Base salaries of executive officers are determined at the time a person initially becomes an executive officer by evaluating the responsibilities of the position, the experience and knowledge of the individual and the competitive marketplace at that time for executive talent, including a comparison to base salaries for comparable positions (considered in the context of the total compensation paid by such companies). Salaries are reviewed from time to time thereafter, generally in connection with the expiration of employment agreements or when other considerations warrant such consideration in the discretion of the Committee and board of directors, considering the foregoing factors as well as the executive’s performance and the other factors considered in setting total compensation described above.

When salary adjustments are considered, they are made in the context of the total compensation for executive officers, consistent with the core principles discussed earlier in this Compensation Discussion and Analysis. In each case, the participants involved in recommending and approving salary adjustments, consider the performance of each executive officer, including consideration of new responsibilities and the previous year’s corporate performance. Individual performance evaluations take into account such factors as achievement of specific goals that are driven by the Company’s strategic plan and attainment of specific individual objectives. The factors impacting base salary levels are not assigned specific weights but are considered as a totality, against the backdrop of the Company’s overall compensation philosophy, and salary adjustments are determined in the discretion of the Committee and the board of directors. All base salaries paid in FY2007 were set in prior years; no base salary adjustments were made in FY2007, for those executive officers under contract.

Bonuses. The Company has historically paid annual bonuses to its executive officers based on corporate performance, as measured by reference to factors which the Committee believes reflect objective performance criteria over which management generally has the ability to exert some degree of control with the exception of Harvey Pride, the Sr. VP of Manufacturing, all cash bonuses are at the discretion of the Committee. Mr. Pride’s cash bonuses, although at the discretion of the Committee, have specifically emphasized cost savings and expense reduction of the business areas he oversees.

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Restricted Stock Grants. A third component of executive officers’ compensation is grants of Restricted Shares of common stock issued pursuant to the 2006 Equity Incentive Plan. The Committee or the full Board of Directors grants Restricted Stock to the Company’s executives in order to align their interests with the interests of the stockholders. In FY2007, option grants to the Company’s directors and executive officers were made by the full Board of Directors. Stock grants are considered by the Company to be an effective long-term incentive because the executives’ gains are linked to increases in stock value, which in turn provides stockholder gains. Restricted Stock is granted to executive officers in accordance with the terms of the 2006 Equity Incentive Plan approved by the Company’s shareholders in FY06. The full benefit of the Restricted Stock grants is realized only as a result of appreciation of the stock price in future periods, thus providing an incentive to create value for the Company’s stockholders through appreciation of stock price. The vesting schedule for the Restricted Stock granted to executive officers is three years, which the Company believes makes the grants a more effective retention incentive.

Restricted Stock grants made to the executive officers in FY2007 reflect the significant individual contributions they are expected to make to the Company’s operations and implementation of the Company’s development and growth programs, and the amounts of such grants were determined based on the same considerations discussed above in the context of setting salaries and annual bonuses. The amount of Restricted Stock granted is not tied to a formula or comparable company target ranges, but rather determined periodically in the discretion of the Committee and the Board of Directors consistent with the compensation philosophy described above.

Setting Executive Compensation. Base salaries and other compensation for the Chief Executive Officer and other executive officers are set by the Committee and reflect a number of elements including recommendations by Mr. Ryan as to the other executive officers based on evaluation of their performance and the other factors described above. The Committee works closely with Mr. Ryan in establishing compensation levels for the other executive officers. Mr. Ryan and the individual executive typically engage in discussions regarding the executive’s salary, and Mr. Ryan reports on such discussions and makes his own recommendations to the Committee. The Committee will separately discuss with Mr. Ryan any proposed adjustment to his own compensation. The Committee reports to the board of directors on all proposed changes in executive compensation, after it has formed a view on appropriate adjustments, and makes recommendations for consideration of the board for the Chief Executive Officer and the other executive officers. The Committee considers such recommendations and, thereafter, sets the compensation level for Mr. Ryan, and for the other executive officers. Salary levels and other aspects of compensation for executive officers historically have been set forth in employment agreements having terms of two years.

The Committee is charged with the responsibility for approving the compensation package for the Chief Executive Officer. The Chief Executive Officer is not present during voting or deliberation on his performance or compensation.

In recognition of the Company and its acquisition of Mifflin, its entrance into more complex international production and into new product markets, a comprehensive review of the executive compensation program for the Chief Executive Officer and other executive officers was undertaken beginning in August of 2005. The Committee retained the services of Shareholder Value Adviser, Inc. to review the principal elements of the compensation packages. The review was intended to recognize what other public companies of Lakeland’s size and scope paid comparable executive, the added complexity of managing the Company resulting from its international growth, and to suggest by comparison appropriate incentives to achieve the increased business goals set by the Company for its new markets. The Committee also considered the additional expense associated with restricted stock grants. At present, no services are rendered to the Company by Shareholder Value Adviser, Inc.

The board of directors or the Committee can exercise the right to modify any recommended adjustments or awards to the executive officers.

Retirement Benefits. The Company does not provide any retirement benefits to its executive officers, other than matching a portion of employee contributions to a 401-K plan. This benefit is generally available to all employees of the Company.

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Employment Agreements. The Company currently enters into employment agreements with its executive officers because it generally believes that, in respect of key executive officers, there is a significant value in its competitive markets to setting out compensation and fringe benefit expectations in a writing, maintaining appropriate non-competition, non-solicitation of employees and confidentiality agreements with key executives, and agreeing in advance on post-termination payments and other obligations. These employment agreements are described in more detail under the caption “Employment Agreements.”

Taxation and Accounting Matters.

The Committee considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals. Generally, the Company expects that compensation paid to its executive officers will be fully deductible for federal income tax purposes. However, in certain situations, the Company may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers.

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COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s proxy statement for its 2007 Annual Meeting of Stockholders.

Respectfully submitted,

Compensation Committee
Eric Hallman
Michael Cirenza
Stephen Bachelder
A. John Kreft
John Collins

COMPENSATION OF EXECUTIVE OFFICERS
The table below sets forth all salary, bonus and all other compensation paid to our chief executive officer and each of our other executive officers (who earned more than $100,000 per year in salary and bonus, the “Named Executive Officers”) for the years ended January 31, 2007, 2006 and 2005:

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards* (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value** and Nonqualified Deferred Compensation Earnings ($) (1) (h)	All other Compensation ($) (i)	Total Compensation ($) (j)

Christopher J. Ryan CEO	2007 2006 2005	$400,000 338,077 295,000	$35,000 107,500 44,950	37,291 ----- -----	None	None	17,461 4,964 (2) 13,381	$834,313(3) 31,613 13,311	$1,324,065(3) 482,154 366,642

Gary Pokrassa CFO	2007 2006	$195,733 183,155	$0 30,000	7,975 -----	None	None	1,938 0 (2)	$15,089 6,124	$220,735 219,279

Gregory D. Willis Executive VP	2007 2006	$135,000 103,846	$15,000 0	----- -----	None	None	13,314 5,386 (2)	$278,753 295,592	$442,067 404,824

Raymond J. Smith Chairman	2007 2006 2005	$250,000 251,042 250,000	$0 0 200,000	----- ----- -----	None	None	13,663 6,313 (2) 8,320 (2)	$783,461(4) 22,721 24,728	$1,046,824(4) 280,076 483,048

Harvey Pride, Jr. Sr. VP Manufacturing	2007 2006 2005	$220,000 191,565 170,000	$14,000 43,000 31,000	----- ----- -----	None	None	15,241 8,361 (2) 9,176 (2)	$34,259 25,892 35,216	$283,500 268,818 268,818

Paul C. Smith VP	2007 2006 2005	$130,000 130,000 130,000	$14,000 43,000 0	2,744 ----- -----	None	None	6,931 2,628 (2) 4,655 (2)	$355,664(5) 57,200 73,955	$509,339(5) 232,828 208,610

James M. McCormick Controller/ Treasurer	2007 2006 2005	$140,000 149,300 170,000	$14,000 43,000 31,000	----- ----- -----	None	None	4,163 2,204 (2) 788 (2)	$12,345 12,769 11,961	$170,508 207,273 213,749

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James M. McCormick Controller/ Treasurer	2007 2006 2005	$140,000 149,300 170,000	$14,000 43,000 31,000	----- ----- -----	None	None	4,163 2,204 (2) 788 (2)	$12,345 12,769 11,961	$170,508 207,273 213,749

Gregory D. Pontes VP Manufacturing	2007	$110,000	$26,000	-----	None	None	9,398	$4,075	$149,473
* Matching Awards under the 2006 Equity Incentive Plan.
** Management has no pension plan.
(1) Represents earnings in the Company’s 401-K Plan.
(2) Represents earnings for calendar year 2004 or 2005.
(3) Includes hypothetical pay-out of $800,000 pursuant to a change of control which did not occur in FY07.
(4) Includes hypothetical pay-out of $750,000 pursuant to a termination of the employment agreement which did not   occur in FY07; Mr. Raymond. Smith’s current contract does not provide for such a pay-out.
(5) Includes hypothetical pay-out of $260,000 pursuant to a change of control which did not occur in FY07; Mr. Paul Smith’s current contract does not provide for such a pay-out.
For purposes of calculating the hypothetical pay-outs to Messrs. Ryan, R. Smith and P. Smith (see Footnotes 3 - 5, above) pursuant to the change in control and termination provisions of their employment agreements it has been assumed that the Board of Directors would not approve any discretionary bonus payments to those individuals.

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The following table set forth information regarding all grants of plan-based awards made to our Named Executive Officers during the fiscal year ended January 31, 2007 under the 2006 Equity Incentive Plan.

GRANTS OF PERFORMANCE – BASED AWARDS
OFFICERS

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards Number of Shares of Stock or Units (#)	All other Option Awards; Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)
(a)	(b)	Thres- hold ($) (c)	Target ($) (d)	Maxi- mum ($) (e)	Thres- hold ($) (f)	Target ($) (g)	Maxi- mum ($) (h)	(i)	(j)	(k)

Christopher J. Ryan CEO	June 2006				79,255	157,069	236,324	3,137	0	N/A

Gary Pokrassa CFO	June 2006				46,112	90,783	136,895	550	0	N/A

Gregory D. Willis Exec. VP	June 2006				47,553	93,665	141,218	0	0	N/A

Raymond J. Smith Chairman	June 2006				-----	-----	-----	0	0	N/A

Harvey Pride, Jr. Sr. VP Mfg	June 2006				44,671	89,342	134,013	0	0	N/A

Paul C. Smith VP	June 2006				30,261	60,522	92,244	196	0	N/A

James M. McCormick Controller/ Treasurer	June 2006				33,143	66,286	99,429	0	0	N/A

Gregory D. Pontes VP Mfg.	June 2006				24,497	47,553	72,050	0	0	N/A
-    (f)  (g)  (h)       Based on $13.10 stock price on date of grant as adjusted for 10% split.
-    (i)                     Pursuant to Company’s Stock Purchase Matching Plan under the 2006 Equity Incentive Plan.

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During FY2007 the Company granted Restricted Stock to its Named Executive Officers as listed in the table below:

GRANTS OF PLAN-BASED
AWARDS TABLE

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Un-exercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercised (c)	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock that have not Vested (#) (g)	Market Value of Shares or Units of Stock that have not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout of Unearned Shares, Units or Other Rights that have not Vested ($) (j)

Christopher J. Ryan CEO	0	0	0	0	0	6,050	88,754	6,050	88,754

Gary Pokrassa CFO	0	0	0	0	0	3,520	51,638	3,520	51,638

Gregory D. Willis Executive VP	0	0	0	0	0	3,630	53,252	3,630	53,252

Raymond J. Smith Chairman	0	0	0	0	0	0	0	0	0

Harvey Pride, Jr. Sr. VP Manufacturing	0	0	0	0	0	3,410	50,025	3,410	50,025

Paul C. Smith VP	0	0	0	0	0	2,310	33,888	2,310	33,888

James M. McCormick Controller/Treasure	0	0	0	0	0	2,530	37,115	2,530	37,115

Gregory D. Pontes VP Manufacturing	0	0	0	0	0	1,870	27,433	1,870	27,433

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OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards (A)		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)

Christopher J. Ryan CEO	0		0

Gary Pokrassa CFO	0		0

Gregory D. Willis Executive VP	0		0

Raymond J. Smith Chairman	0		0

Harvey Pride, Jr. Sr. VP Manufacturing	0		0

Paul C. Smith Vice President	0		0

James M. McCormick Controller/Treasurer	0		0

Gregory D. Pontes VP Manufacturing	0		0

(A) The Company’s 1986 Incentive and non-statutory Stock Option Plan expired in May 2004.

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EMPLOYMENT AGREEMENTS
With Potential Payments on Termination Information

Raymond J. Smith, a co-founder of the Company, has served as the Chairman of the Board since 1982. Mr. Smith retired as President and CEO in November 2003, but has continued to serve as the Chairman of the Board pursuant to a contract dated September 22, 2003, the term of which commenced on February 1, 2004, and expired on January 31, 2007, subject to two automatic renewals unless terminated by either the Company or Mr. Smith 120 days prior to the expiration of the original term or the renewal thereof.

Mr. Smith receives an annual base salary at the rate of $250,000 and participates in benefit plans and fringe benefits available to all other senior executives. Mr. Smith receives health coverage, disability and life insurance, 401-K plan contributions, travel expenses to board meetings and the lease of an appropriate new luxury automobile furnished by the Company on a bi-annual basis or an auto allowance sufficient to pay for such an automobile. The disability, life ($13,575), 401-K plan contributions ($6,338) and car allowance ($13,548) and other fringe benefits were valued at $33,461 in FY07.

If Mr. Smith were to terminate his employment agreement for “good reason” or the Company were to terminate his employment “without cause”, Mr. Smith, within 10 days, is entitled to a lump sum amount equal to (a) his pro-rata portion of any annual bonus, (b) the present value of three times his base salary and (c) base salary for the remainder of the term applying a 6% discount factor.   In addition, he would continue to receive all benefits for the remainder of the term of his employment agreement or one year, whichever is greater, subject however to COBRA rules and regulations.

If Mr. Smith’s employment were terminated “for cause” or if he voluntarily resigned without “good reason”, he would be paid within 30 days that portion of his base salary and all fringe benefits under his contract that were due as of the date of his termination.

“For Cause” is defined as the conviction or entry of a plea of nolo contendere to a felony charge involving moral turpitude, gross negligence in performing duties or responsibilities (other than incapacity) or commission of an act of fraud, embezzlement, or gross neglect of duty. “Good Reason” is defined as the assignment of any duties materially and adversely inconsistent with his position or duties, the liquidation or dissolution of the Company, any material breach by the Company of Mr. Smith’s employment contract, or the relocation of corporate headquarters outside of Ronkonkoma, N.Y.

Upon death, Mr. Smith is entitled receive his base salary, any bonus due and all fringe benefits through the last day of the month in which his death occurs. In the event of disability for more than 90 consecutive days, Mr. Smith shall receive 100% of his base salary for the remainder of the term of his agreement or one year, whichever is greater, reduced by any disability insurance payment.

Pursuant to the agreement, Mr. Smith has agreed that during the term of his employment and for a period of one year thereafter, he shall not directly or indirectly, whether as agent, employee, stockholder, director or investor or otherwise, engage in any activities in competition with the Company, nor disclose any confidential information relating to the Company’s business.

On April 16, 2007, Mr. Smith’s contract was renewed for two more years; however, most termination, severance and change in beneficial ownership provision were removed totally or downwardly amended.

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Christopher J. Ryan serves as President and Chief Executive Officer, General Counsel, and Secretary of the Company.  He also serves as President and Chief Operating Officer of the Company’s three Chinese subsidiaries, and the President of its Indian and one Mexican subsidiary.  Pursuant to Mr. Ryan’s contract with the Company, which commenced on April 22, 2006 and will expire on April 30, 2008, he was paid an annual base salary at the rate of $400,000 in FY07.  He received no stock option grants in FY06 or FY07 as the Company’s 1986 incentive and non-statutory stock option plan expired in May 2004, but participates in benefit plans and fringe benefits available to all other senior executives.  Mr. Ryan received health coverage, disability and life insurance, 401-K plan contribution, a mobile phone and a non-luxury company car.  The disability and life coverages ($25,000) and the 401-K plan contribution ($6,600) were valued at $34,313 in FY07. Mr. Ryan also received a $35,000 bonus in FY07, which was a discretionary amount determined by the Compensation Committee. Mr. Ryan also participates in the 2006 Equity Incentive Plan. All Restricted Stock under this plan is awarded on a minimum, baseline or maximum basis, at the total discretion of the Compensation Committee.

Mr. Ryan may terminate his employment agreement for “good reason”, including the Company’s failure after 30 days written notice to perform or observe any of the material terms or provisions of the employment agreement or a material reduction in the scope of Mr. Ryan’s responsibilities and duties.  The Company may terminate the agreement if Mr. Ryan becomes disabled for more than 90 consecutive days or for periods aggregating 120 days in any 180 period or on the date of his death. In addition, the Company may terminate the agreement for “cause”, which includes his failure to substantially perform his duties (except due to his incapacity), his commission of an act of fraud, theft, or dishonesty, conviction of a felony, failure to follow a lawful directive of the Board or a material breach of his employment agreement. If the Company terminates the agreement for cause or upon Mr. Ryan’s death or disability, or if Mr. Ryan terminates it other than for “good reason”, the Company must pay Mr. Ryan his full base salary through the date of termination, and all other paid amounts, if any, to which he is entitled as of the date of termination in connection with any fringe benefits or under any incentive compensation plan or programs. If Mr. Ryan is terminated without cause or Mr. Ryan terminates for “good reason”, the Company is obligated to pay him, within 30 days, (a) his annual base salary and target bonus as of the date of termination and (b) his base salary and current target bonus as though he had remained in the Company’s employ until the contract expiration date or, if longer, for a period of two years after the termination date.  The Company may elect to make the balance of such payments then remaining in a lump sum discounted to present value.

Pursuant to the agreement, Mr. Ryan has agreed that during the term of his employment and for a period of two years thereafter (unless his employment is terminated without “cause” or for “good reason”), he will not compete with the Company or solicit its employees.  The ownership by Mr. Ryan of less than 5% of any competitive business will not be viewed as a violation of his non-competition agreement.

Gregory Willis serves as the Executive Vice President of the Company.  Pursuant to Mr. Willis’ employment contract with the Company, the term of which commenced on May 1, 2005 and which expired on April 30, 2007, Mr. Willis was paid a base salary of $135,000 for FY07. He received no grants of stock options in FY07. Mr. Willis is entitled to sales overrides on various products that he directly oversees and in FY07, Mr. Willis received $253,817 in such overrides and was awarded by the Compensation Committee a discretionary bonus of $15,000. Mr. Willis participates in benefit plans and fringe benefits available to all other senior executives and received health coverage, life insurance, 401-K plan contributions, a mobile phone, and a car allowance. The life coverage, 401-K plan contributions ($6,600) and car allowance ($9,000) were valued at $15,600 in FY07. Mr. Willis also participates in the 2006 Equity Incentive Plan.  All Restricted Stock under this plan is awarded on a minimum, baseline, or maximum basis, at the total discretion of the Compensation Committee.

Upon death, disability for 90 consecutive days or for 120 days in a 180 day period, or termination by Mr. Willis, his base salary, bonus, overrides, and other benefits shall be paid pro-rata up to the date of death, disability determination or termination. Should the Company terminate Mr. Willis’ employment for any reason, it shall have the right to buy out his contract rights for the sum of (a) six months base pay, (b) any commissions or bonuses due on the date of termination, and (c) overrides and commissions for six months based on commissions for the preceding six months, and execution of the Company’s standard severance agreement.  Mr. Willis has agreed that during the term of his employment and for a period of 180 days thereafter, he will not compete with the Company.

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Mr. Willis entered into a new employment agreement with the Company as of April 16, 2007 for a term commencing May 1, 2007 and terminating April 30, 2009.

Paul C. Smith, the son of Raymond J. Smith, the Chairman of the Board, serves as Vice President of the Company. Mr. Smith’s contract with the Company, the term of which commenced February 1, 2004 and expired on January 31, 2007, subject to two one year automatic renewals unless terminated by either the Company or Mr. Smith 120 days prior to the expiration of the original term or the renewal thereof, provides for an annual base salary at the rate of $130,000. Mr. Smith participates in benefit plans and fringe benefits available to all other senior executives. Mr. Smith receives health coverage, life insurance, 401-K plan distributions, a mobile phone and the use of a company car (to be purchased every two years or leased). The use of the car, life insurance and 401-K contributions ($6,600) were valued at $6,600 in FY07. Mr. Smith received $89,064 in commissions on customer accounts he managed in FY07 as well as a $14,000 bonus based upon an increase in earnings per share of the Company over the prior year. All Restricted Stock under this plan is awarded on a minimum, baseline, or maximum basis, at the total discretion of the Compensation Committee.

If Mr. Smith terminates his employment agreement for “good reason” or the Company terminates his employment “without cause”, the Company shall pay Mr. Smith, within 10 days, a lump sum amount equal to (a) his pro-rata portion of any annual bonus, (b) the present value of three times his base salary of $130,000 and (c) base salary for the remainder of the term applying a 6% discount factor.  In addition, he would continue to receive all benefits previously enjoyed for the remainder of the term of the agreement or one year, whichever is greater, subject however to COBRA rules and regulations.

If Mr. Smith’s employment were terminated “for cause” or if he voluntarily resigned without good reason, he would be paid within 30 days that portion of his base salary and all fringe benefits under his contract that were due as of the date of his termination.

“For Cause” is defined as the conviction or entry of a plea of nolo contendere to a felony charge involving moral turpitude or gross negligence in performing duties or responsibilities or commission of an act of fraud, embezzlement, or gross neglect or duty. “Good Reason” is defined as the assignment of any duties materially and adversely inconsistent with his position or duties, the liquidation or dissolution of the Company, a material breach by the Company of Mr. Smith’s employment contract, or relocation or corporate headquarter outside of Ronkonkoma, N.Y.

Upon death, Mr. Smith is entitled to receive his base salary, any bonus due and all fringe benefits through the last day of the month in which his death occurs. Upon disability for more than 90 consecutive days, Mr. Smith shall receive 100% of his base salary for the remainder of the term of his agreement or one year, whichever is greater, reduced by any disability insurance payment.

Pursuant to the agreement, Mr. Smith has agreed that during the term of his employment and for a period of one year thereafter, he shall not, directly or indirectly, whether as agent, employee, stockholder, director or investor or otherwise, engage in any activities in competition with the Company, non disclose any confidential information relating to the Company’s business.

On April 18, 2007, Mr. Smith’s contract was renewed for two more years; however, most termination, severance and change in beneficial ownership provision were removed totally or downwardly amended.

Harvey Pride Jr. serves a Senior Vice President of Manufacturing of the Company.  Pursuant to Mr. Pride’s employment contract with the Company, the term of which commenced on February 1, 2006 and will expire on February 1, 2008, he was paid an annual base salary of $220,000 for FY07. He received no grants of stock options in FY06 or FY07 as the Company’s 1986 incentive and non-statutory stock option plan expired in May 2004. Mr. Pride is entitled to a bonus of up to $50,000 pursuant to various formulas based upon cost savings in the operations overseen by him.  In FY07, Mr. Pride was awarded by the Compensation Committee a discretionary bonus of $14,000. Mr. Pride also receives Rent from the Company in the amount of $18,000 in FY07 pursuant to a Related

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Party Lease (see CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS). Mr. Pride participates in benefit plans and fringe benefits available to all other senior executives, as well as health coverage, disability and life insurance, 401-K plan contributions, a mobile phone, and an auto allowance or lease of a car. The disability and life coverage’s, rent ($18,000), 401-K plan contributions ($6,259) and car allowance ($9,000) were valued at $34,259 in FY07.  Mr. Pride also participates in the 2006 Equity Incentive Plan. All Restricted Stock under this plan is awarded on a minimum, baseline, or maximum basis, at the total discretion of the Compensation Committee.

Mr. Pride’s employment is terminable upon written notice by either party. Upon death, disability for 90 consecutive days or for 120 days in any 180 day period or upon other termination, Mr. Pride would receive his base salary, bonus, and other benefits pro-rata up to the date of death, date of disability determination or termination. Should the Company terminate for any other reason it has the right to buy out his contract rights for six months base pay and any commissions or bonuses due as of the termination date upon his execution of the Company’s standard severance agreement.  Should the Mr. Pride terminate for any reason, he must do so with 45 days written notice.

Mr. Pride has agreed that during the term of his employment and for a period of two years thereafter, he will not compete with the Company.

Gary Pokrassa serves as the Chief Financial Officer of the Company. Pursuant to his contract with the Company which commenced on November 29, 2005 and will expire on February 1, 2008, he was paid an annual base salary at the annual rate of $193,500 through November 29, 2006 and $208,015 thereafter in FY07. He received no stock option grants during FY06 and 07. Mr. Pokrassa received health coverage, disability and life insurance, 401-K plan contributions, and a car allowance. The disability and life coverages, 401-K plan contributions ($6,089) and car allowance ($9,000) were valued at $15,089 in FY07. His annual bonus is at the discretion of the Compensation Committee. Mr. Pokrassa received no bonus in FY07. Mr. Pokrassa also participates in the 2006 Equity Incentive Plan. All Restricted Stock under this plan is awarded on a minimum, baseline, or maximum basis, at the total discretion of the Compensation Committee.

Pursuant to his employment agreement, Mr. Pokrassa has agreed that during the term of his employment and for a period of five years thereafter, he will not compete with the Company or solicit its employees.

James M. McCormick serves as the Treasurer and Controller of the Company.  Pursuant to Mr. McCormick’s employment contract with the Company, which commenced on May 1, 2005 and which expired on April 30, 2007, he received an annual base salary of $140,000 per year for FY07. He received no grants of stock options for FY06 or FY07 as the Company’s 1986 incentive and non-statutory stock option plan expired in May 2004. In FY07, Mr. McCormick was awarded by the Compensation Committee a discretionary bonus of $14,000 based upon the recommendation of the Chief Financial Officer and upon the Compensation Committee’s own discretion. Mr. McCormick participates in benefit plans and fringe benefits available to all other senior executives. Mr. McCormick received health coverage, life insurance, 401-K plan contributions, and a car allowance. The life coverage, 401-K plan contributions ($4,845) and car allowance ($7,500) were valued at $12,345 in FY07. Mr. McCormick also participates in the 2006 Equity Incentive Plan.  All Restricted Stock under this plan is awarded on a minimum, baseline, or maximum basis, at the total discretion of the Compensation Committee.

Mr. McCormick and the Company may each terminate Mr. McCormick’s employment upon written notice. Upon death, disability for 90 consecutive days or 120 days in a period of 180 consecutive days, or upon termination by Mr. McCormick his base salary, bonus, and other benefits shall be paid pro-rata up to the date of death, determination or termination. Should the Company terminate Mr. McCormick’s employment for any reason, it shall have the right to buy out his contract rights herein for six months base pay and any bonuses due him on the date of termination, concomitant with his execution of the Company’s standard severance agreement.

Pursuant to the agreement, Mr. McCormick has agreed that during the term of his employment and for a period of one year thereafter, he will not compete with the Company.

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Mr. McCormick entered into a new employment agreement with the Company as of April 18, 2007 for a term commencing May 1, 2007 and terminating April 30, 2009

CHANGE IN CONTROL PROVISIONS

Mr. Raymond Smith (Chairman of the Board) and Mr. Paul Smith (Vice President) each have change in control provisions in their contracts. A change in control is defined as any person or group becoming directly or indirectly, the beneficial owner of 50% or more of the Company’s then outstanding securities or upon the disposition of the Company of all or substantially all of the Company’s business and or assets.

In such event, each of such persons has the right to terminate his contracts within 30 days, and he shall be entitled to receive a lump sum severance payment equal to the greater of the present value (using a discount factor of 6%) (i) the balance of his base salary during the term of his contract, plus his estimated annual bonus for the fiscal year in which such termination occurs, or (ii) two times his base salary, plus estimated bonuses, such bonuses to be determined in good faith by the Compensation Committee.

In April 2007, Messrs. Raymond and Paul Smith’s contract were renewed for two more years and no longer contain any change in control provisions.

Mr. Christopher J. Ryan
In the event of a “Triggering Transaction” (as defined in Mr. Ryan’s employment agreement, but essentially a change in control) any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) of all or substantially all of the business and/or assets of the Company must expressly assume and agree to perform the Company’s obligations under Mr. Ryan’s employment agreement. Failure to obtain such agreement prior to the effectiveness of any such succession entitles Mr. Ryan to terminate his employment agreement at his option on or after the Triggering Transaction Date for “good reason”.

In such event, Mr. Ryan is entitled to receive, for the remainder of the contract, his then current annual base salary, his current target bonus and any benefits that would have been paid to him had he remained in the Company’s employ throughout the contract term, provided that in all cases he shall receive at minimum the then current annual base salary, current target bonus and benefits for the remainder of the contract period, or for a period beginning on the date of termination and ending two years thereafter, whichever is longer.

See page 20 “Compensation of Executive Officers” for amounts included in column “All Other Compensation”, and Note 3, 4 and 5 on page 21.

Members of the Compensation Committee

Eric. O Hallman
John Kreft
John J. Collins, Jr.
Michael E. Cirenza
Stephen M. Bachelder

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DIRECTORS' COMPENSATION

Members of the Board of Directors, in their capacity as directors, are reimbursed for all travel expenses to and from meetings of the Board or Committee meetings.  Non-Employee or Outside Directors received $6,250 quarterly as compensation for serving on the Board and its committees, committee chairmen receive an additional $500 quarterly. In addition, Directors receive $500 for telephone meetings and $1,500 for in person attendance.  Employee directors are not compensated for their service on the Board.  There are no charitable award or director legacy programs. In their deliberations relating to directors compensation, the Compensation Committee reviewed a study performed by the National Association of Corporate Directors and the Center for Board Leadership, entitled “2006-2007 Director Compensation Report”. Messrs. Collins, Hallman, Raleigh, Cirenza, Kreft, and Bachelder participate in our Non-Employee Directors' Option Plan and 2006 Equity Incentive Plan. See Tables below:

DIRECTOR COMPENSATION DISCLOSURE TABLE

	Name (a)	Fees Earned or Paid in Cash* ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)

A	Eric O. Hallman	28,750		14,410 (1) (7)	None	None	None	43,160

B	John J. Collins	28,750		14,410 (2) (8)	None	None	None	43,160

C	Michael Cirenza	32,750		(3)	None	None	None	32,750

D	John Kreft	30,250	14,110	(4)	None	None	None	44,360

E	Stephen Bachelder	28,750		(5)	None	None	None	28,750

F	Raymond J. Smith	-----	**	(6)	None	**	**	0

G	Christopher J. Ryan	-----	**	(6)	None	**	**	0

(1)	At January 31, 2007, Mr. Hallman had 2,431options outstanding.
(2)	At January 31, 2007, Mr. Collins had 2,431 options outstanding.
(3)	At January 31, 2007, Mr. Cirenza had 605 options outstanding.
(4)	At January 31, 2007, Mr. Kreft had 6,050 options outstanding.
(5)	At January 31, 2007, Mr. Bachelder had 6,050 options outstanding.
(6)	Mr. Ryan and Mr. R. Smith have no options outstanding as the Company’s 1986 Incentive and Non-Statutory Stock Option Plan expired in May 2004.
(7)
The grant date fair value of this option, calculated in accordance with FAS 123(R) was $10,675. A discussion of the assumptions used in calculating this value may be found in Note 1 to our FY07 audited financial statements.

(8)
The grant date fair value of this option, calculated in accordance with FAS 123(R) was $10,675. A discussion of the assumptions used in calculating this value may be found in Note 1 to our FY07 audited financial statements.

*)    Matching Award Program within the 2006 Equity Incentive Plan.
**)  See Compensation of Executive Officers on page 20.

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The following table sets forth information regarding the compensations directors received under the 2006 Equity Incentive Plan for the period ended January 31, 2007. To date the Board, in its discretion, has made all awards at the Threshold level, being the lowest of the three levels.

GRANTS OF PERFORMANCE – BASED AWARDS
DIRECTORS

Name	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards Number of Shares of Stock or Units (#)	All other Option Awards; Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)
(a)	(b)	Thres- Hold ($) (c)	Target ($) (d)	Maxi- mum ($) (e)	Thres- hold ($) (f)	Target ($) (g)	Maxi- mum ($) (h)	(i)	(j)	(k)

Christopher J. Ryan (a) CEO	June 2006	0	0	0	0	0	0	0	0	0

Raymond J. Smith (a) Chairman	June 2006	0	0	0	0	0	0	0	0	0

Eric O. Hallman Director	June 2006	0	0	0	34,584	67,727	102,311	0	0	0

John J. Collins Director	June 2006	0	0	0	28,820	56,199	85,019	0	0	0

Stephen Bachelder Director	June 2006	0	0	0	34,584	67,727	102,311	0	0	0

John Kreft Director	June 2006	0	0	0	28,820	56,199	85,019	1,100	0	0

Michael Cirenza Director	June 2006	0	0	0	34,584	67,727	102,311	0	0	0

-  (a)                       No awards under the Directors program – See Officer Table.
-  (f)  (g)  (h)  (i)    Based on stock price at date of grant.

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SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

We currently grant stock options under one plan which was approved by our stockholders in 1994. This is our Non-Employee Directors’ Option Plan. There are currently no option shares available for future grant under the Employee Incentive Stock Option Plan as it expired in May 2004 and 17,000 option shares are available for future grant under the our Non-Employee Directors’ Option Plan. Employee Incentive Stock Option awards were made at the discretion of the Compensation Committee of the Board of Directors. No Employee Incentive Stock Options were awarded for the fiscal years ending January 31, 2005, 2004, 2003, 2002 and 2001. The Director’s Option Plan stipulates that upon an independent director’s initial election to the Board of Directors that director is to receive 5,000 options and upon each re-election (a period of three years) a director is to receive 1,000 options. This plan only covers independent directors who are neither officers nor employees of Lakeland.

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Equity Compensation Plan Information

The following table provides information as of January 31, 2007 about our common stock that may be issued upon the exercise of options granted to members of our Board of Directors.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	19,031	$12.79	17,000
Equity compensation plans not approved by security holders	None	0	0

Total	19,031	$12.79	17,000

Option/SAR Grants in Last Fiscal Year - No stock options were granted to any employee in fiscal 2007 and no SAR grants have been made since inception of the Stock Option Plan, see “Directors' Compensation”.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values.

Prior to 2001 Messrs. R. Smith, Ryan, Pride and McCormick participated in the Company’s Incentive Stock Option Plan (common stock). There are no outstanding incentive stock options as of January 31, 2007. There are currently no option shares available for future grant under this plan since it expired on May 1, 2004. During the year’s ended January 31, 2001-2005, no incentive stock options were granted or exercised.

*Share amount, option price, and exercise price have been adjusted for the 1 for 10 stock distributions to shareholders of record on August 1, 2006, April 30, 2005, July 31, 2003 and 2002.

The following table sets forth certain information regarding Lakeland’s equity compensation plans as of January 31, 2007.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price per share of outstanding options, warrants and rights (1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)(1))
Equity Compensation plans approved by security holders	(a) $	(b)	(c) (2)
Restricted stock grants-employees	31,680	$0	100,320
Restricted stock grants-directors	12,320	$0	31,680
Matching award program	4,983	$0	28,017
Bonus in stock program-employees	0	$0	33,000
Retainer in stock program-directors	0	$0	11,000
Total Restricted Stock Plans	48,983	$0	204,017
(1) At minimum levels.
(2) Includes 28,017 shares of common stock available for future issuance under our employee stock purchase plan.  Also includes up to 132,000 shares available for future issuance under the 2006 Stock Plan in the form of awards of restricted stock or restricted stock units.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
__________________________________________________

Related Party Transactions

It is the Company’s policy that directors, officers and any other person that is a related person within the meaning of SEC regulations are required to report any related party transactions to the Chief Executive Officer. All such transactions also are required to be reported to the Audit Committee, which, with the assistance of legal counsel and such other advisors as it deems appropriate, is responsible for reviewing and approving or ratifying any related party transaction. The Audit Committee intends to approve only those related party transactions that it believes are in, or not inconsistent with, the best interests of the Company. A written policy to this affect has been adopted by the board of directors. A related party transaction is defined as any transaction in which (1) the Company is a participant, (2) any related person has a direct or indirect material interest and (3) the amount involved exceeds $15,000, but excludes any transaction that does not require disclosure under Item 404(a) of Regulation S-K. A related person is:

•	an executive officer, director or director nominee of the Company;

•	any person who is known to be the beneficial owner of more than 5% of the Company’s common stock;

•
any person who is an immediate family member (as defined under Item 404 of Regulation S-K) of an executive officer, director or director nominee or beneficial owner of more than 5% of the Company’s common stock; and

•
any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person, together with any other of the foregoing persons, has a 5% or greater beneficial ownership interest.

In addition, every quarter, a report maintained by the Company’s accounting staff is reviewed and approved by the Chief Executive Officer and Chief Financial Officer. The Audit Committee of the Board of Directors conducts an annual review of all transactions between related parties and the Company.

Related Party Leases

On March 1, 1999, we entered into a one year (renewable for four additional one year terms) lease agreement with Harvey Pride, Jr., our Vice President of Manufacturing, for a 2,400 sq. ft. customer service office located next to our existing Decatur, Alabama facility. We paid an annual rent of $18,000 for this facility under the lease agreement in fiscal 2004 and 2005. This lease was renewed on March 1, 2004 through March 31, 2009 at the same rental rate.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 (a) of the Securities Exchange Act of 1934 (the “Exchange Act”), requires the Company’s directors, officers and beneficial owners of more than 10% of the Common Stock to file with the SEC initial reports of ownership of the Company’s equity securities and to file subsequent reports when there  are changes in such ownership. Officers, directors and beneficial owners of more than 10% of the Common Stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such sales reports furnished to us by our directors and officers during and with respect to FY07, or upon written representations that no other reports were required, the Company believes that all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were satisfied.

Based upon a review of Forms 3, 4, and 5 furnished to the Company during or with respect to the preceding fiscal year and written representations from certain reporting persons, we were not aware of any failure by a reporting person to make timely filings of those Forms as required by Section 16(a) of the Securities Exchange Act of 1934.

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OTHER MATTERS
__________________

The Board of Directors knows of no matters other than those described above that may come before the Annual Meeting. As to other matters, if any, that properly may come before the Annual Meeting, the Board of Directors intends that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING
_________________________________________________________

Stockholder proposals for inclusion in the Company's Proxy Statement for the 2008 Annual Meeting of Stockholders must be received by the Company not later than January 31, 2008. The person submitting the proposal must have been a record or beneficial owner of the Company's Common Stock for at least one year and must continue to own such securities through the date on which the meeting is held, and the securities so held must have a market value of at least $1,000. Any such proposal will be included in the Proxy Statement for such Annual Meeting if the rules of the Securities and Exchange Commission are complied with as to the timing and form of such proposal, and the content of such stockholder's proposal is determined by the Company to be appropriate under rules promulgated by the Commission.

HOUSEHOLDING OF PROXY MATERIALS
_______________________________________________

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports.  This means that only one copy of this proxy statement may have been sent to multiple shareholders in your household.  If you would like to obtain another copy of the proxy, please contact Secretary, Lakeland Industries, Inc. 701-7 Koehler Avenue, Ronkonkoma, New York, 11779 by mail.  If you want to receive separate copies of our proxy statements and annual reports in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder.

By the Order of the Board of Directors

/s/ Christopher J. Ryan,

Christopher J. Ryan,
Secretary

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May 9, 2007

Appendix A

LAKELAND INDUSTRIES, INC.
AUDIT COMMITTEE CHARTER

Membership

The Audit Committee will be composed of not less than three members of the Board. They will be selected by the board, taking into account prior experience in matters to be considered by the committee, probable availability at times required for consideration of these matters, and their individual independence and objectivity.

The committee membership will meet the requirements of the audit committee policy of the NASDAQ Independent Director and Audit Committee Requirements. Accordingly, all of the members will be directors independent of management and free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as a committee member.

No officers or employees of the company or its subsidiaries will serve on the committee. A former officer of the company or any of its subsidiaries may serve on the committee (even though the former officer may be receiving pension or deferred compensation payments from the company) if, in the opinion of the board of directors, the former officer will exercise independent judgment and will materially assist the committee’s function. However, a majority of the committee will be directors who were not formerly officers of the company or any of its subsidiaries.

In considering relationships that might affect independence, including possible affiliate status, the board of directors will give appropriate consideration to guidelines issued by the NASDAQ as supplementary material to its audit committee policy, which were provided to assist boards of directors in observing the spirit of the policy.

Actions of the Committee

 The activities of the committee may result in the following types of actions.

a.	Those in which the committee will inform the board that action has been taken in theboard’s interest and does not require prior Board approval.

1.	Review and approve the scope of the annual audit for the company and its subsidiaries recommended jointly by the independent CPAs and the president.

2.	Review and approve the scope of the company’s annual profit and pension trusts audits.

3.
When requested by the chairman of the board during an annual shareholders’ meeting, the committee chairman will answer questions raised by a shareholder on matters relating to the committee’s activities.

4.	Request the president to have the internal audit staff study a particular area of interest or concern.

A-1

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b.	Those which the committee will review and study and then recommend action by the Board.

1.	Appoint independent public accountants.

2.	Review major accounting policy changes before implementation.

3.	Review SEC registration statements before signature by other Board members.

4.	Review annual audit reports and the content of proposed published reports.

c.	Those which the committee will review and study and provide summary information reports to the boardwhen appropriate.

1.
Review trends in accounting policy changes proposed or adopted by organizations such as the Financial Accounting Standards Board, the Securities and Exchange Commission (SEC), and the American Institute of Certified Public Accountants or by comparable bodies outside the United States.

2.
Interview independent CPAs for review and analysis of strengths and weaknesses of the Company’s financial staff, systems, adequacy of controls, and other factors which might be pertinent to the integrity of published financial reports.

3 .	Participate in financial review preceding publication of quarterly reports.

4.	Review administration of the company’s “conflict of interest” policy.

5.	Review the performance of management and operating personnel under the company’s code of ethics.

6.	Review insurance programs from the standpoint of gaps and exposure as well as fraud.

7.	Review reports on the company or its subsidiaries by agencies of governments in countries where the company or its subsidiaries operate.

8.	Review periodic SEC filings by the company and assure that adequate programs and procedures exist to comply with SEC regulations and regulations of securities exchanges (such as the NASDAQ).

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Appendix B
12/1/00
LAKELAND INDUSTRIES, INC.
CODE OF ETHICS
FOR DIRECTORS, OFFICERS AND EMPLOYEES.
Introduction

For the past several years, the activities of business organizations, both large and small, have been the subject of increased scrutiny and criticism by the public, the government, and the news media.

This is particularly true of multinational corporations, which have been the object of worldwide demands for public statements of their corporate codes of ethics.

For that reason, it is appropriate for Lakeland Industries, Inc. to restate its position on ethical conduct, based on the original precepts of the business and on policies formulated as the corporation has grown.

As a good corporate citizen, Lakeland Industries, Inc. has always endeavored to conduct its business in a manner conforming to the highest ethical standards. The company’s reputation for unquestionable integrity is its most valuable asset in its relationships with its customers, employees, shareholders, and the communities in which its plants are located.

The following statement of business principles has been prepared to guide the future conduct of company activities in an ethical and legal manner. It is not intended to supply answers for every business activity; rather, it is an effort to reiterate the continuing policies of the corporation on ethical business behavior, which must be observed by all Lakeland Industries, Inc. employees and representatives throughout the world. It is essential that all employees and representatives conform to these principles as they perform their activities on behalf of Lakeland Industries, Inc.

Lakeland and its employees

Employees are the corporation’s greatest asset, and it is a Lakeland Industries, Inc. policy to treat them fairly in all matters and to pay them competitively.

Lakeland and its domestic subsidiaries are engaged in a program of full compliance with all federal and state laws applicable to hiring and promoting people on the basis of demonstrated ability, experience, and training without regard to race, religion, sex age, national origin, or other factors requiring affirmative action. The corporation requires continuous management attention at all corporate levels to assure compliance with the spirit and letter of this policy.

With this in mind, it is the intent of Lakeland to:

Choose its employees on the basis of their ability to perform the work for which they are hired without regard to race, religion, sex, age, national origin, or other factors requiring affirmative action.

Offer employees a safe, healthy, and clean work environment.

Offer work that challenges the employees and gives them a feeling of satisfaction.

Pay employees fairly in relation to their contributions to the company’s efforts, within the boundaries of current standards.

Lakeland and the Community

The corporation shall conduct its business in a manner that is socially responsible.  In addition to manufacturing and selling products, it shall protect the quality of the environment and endeavor to conserve energy and other valuable resources.

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Each of the corporation’s facilities is expected to make every effort to be an integral part of the community in which it operates, and to participate in its activities as a concerned and responsible citizen. Like individual citizens, it benefits from such activities as health, welfare, character building, education, and culture. And like individuals, it has the responsibility to support and develop these social and civic activities.

The company recognizes that employee participation in cultural, social or volunteer organizations can be public service of a higher order, and all Lakeland employees are encouraged to participate in public activities of their individual choice.

Lakeland and its Customers

The corporation shall endeavor to supply its customers with quality products, delivered on schedule and sold at a fair price. Lakeland products will be manufactured to the company’s high quality standards and will offer customers all the technical skills of its employees and the expertise of Lakeland technology and know-how.

Lakeland and the Law

It is the policy of Lakeland to comply fully with all valid laws and regulations that govern its operations in the various communities, states and countries in which it operates and to conduct its affairs in keeping with the highest moral, legal and ethical standards.

There is an obligation, both corporate and individual, to fulfill the intent of the above statement. It is not expected that every employee will have full knowledge of the laws affecting his or her responsibilities. The company does, however, expect that employees with significant responsibilities will have a general knowledge of prohibited activities involved in their work and will seek guidance on any matter on which there is a question, either directly from the corporation’s legal department or through their supervisors.

Honesty is not subject to equivocation at any time in any culture, and even where the law may be permissive; your corporation chooses to follow the course of highest integrity. The reputation of the company for scrupulous dealing is a priceless asset, just as it is for individuals. The intent of these principles is to maintain and develop the corporation’s reputation in the future as it has in the past.

Lakeland and Business Ethics

The law is a base for ethical business conduct which should normally be at a level well above the minimum required by law. In its relationships with customers, the corporation will offer the same advantages to all and will be fair in all its endeavors. Gifts or bribes for the purpose of influencing the buying decisions of employees of customers or potential customers or persons in a position to influence a buying decision are clearly improper and prohibited.

In dealing with suppliers, an employee shall not solicit, accept, or countenance payments or substantial gifts, regardless of motive, from either a vendor or a potential vendor.

In its relationships with its competitors, the corporation and its employees will fully understand and strictly adhere to the requirements of the antitrust laws. These laws, which, in the United States, include the Sherman Act, Clayton Act, Robinson-Patman Act, and Federal Trade Commission Act, seek to advance and maintain the free enterprise system and take precedence over any business objective of the corporation, notwithstanding any resulting increases in sales or profits.

Such acts as price-fixing, restrictive agreements, boycotts, tie-in arrangements exclusive of reciprocal dealings, monopolizing, price inducements, and discriminatory allowances are or may be illegal. All employees shall scrupulously avoid violations of the antitrust laws. The corporation will not condone any

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actions which an employee knew or should have known would violate the antitrust laws or any other valid law or regulation.

The corporation and its units shall make no financial contributions to a political party or to a candidate running for any elective office. This policy applies to all political parties or candidates worldwide, even when permitted by local law. Payments, regardless of amount, to any government employee, or gifts or services of substantial value or lavish entertainment, regardless of motive, are prohibited.

Relationships with public employees shall be so conducted that neither the officials nor the company’s integrity would be compromised if the full details of the relationship became a matter of public knowledge.

Lakeland and Conflicts of Interest

It has always been, and continues to be, the corporation’s intent that its employees maintain the highest standards of loyalty in their conduct of company affairs. In essence, company employees shall deal with suppliers, customers, and other persons doing business or seeking to do business with the corporation in a manner that eliminates considerations of personal advantage.

Because they hold positions of trust in the corporation, a director, an officer, or any employees may not make a profit from the corporation because of their official position. They are also clearly prohibited from engaging in a competing business.

In addition to the legal responsibility of the directors and officers, it is the duty of all employees to act in the best interests of the corporation and to avoid situations which might produce a conflict between their own interests and those of the corporation. Employees shall have no financial interest in any firm doing business with or seeking to do business with the corporation, nor shall they accept employment outside the company which may result in a conflict of interest, unless same is fully disclosed and approved by a disinterested group of officers and/or directors.

Enforcement and Protection for Reporting Persons

Any director, officer or employee can report, anonymously, if they want, violations of the above Code of Ethics directly to Michael Cirenza an independent director and member to our Audit Committee.  Mr. Cirenza will then inform the other independent directors Messrs. Hallman, Collins, Bachelder and Kreft and they will determine whether a violation has occurred, according to the standards outlined above, hold a formal meeting, if required, to question the officer, employee or director reported, and if necessary recommend a disciplinary remedy, termination, or notify the appropriate legal authorities.  The reporting contact is Michael Cirenza, Partner, Anchin, Block & Anchin, LLP, 1375 Broadway, New York, NY 10018, Tel. # 212-536-6805; e-mail: Michael.cirenza@anchin.com.

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☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY LAKELAND INDUSTRIES, INC. 701-07 Koehler Avenue, Ronkonkoma, New York 11779-7410	For	With- hold	For All Except
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS	1. Election of Director	☐	☐	☐

The undersigned hereby appoints Christopher J. Ryan and Eric O. Hallman as proxies, each with power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated hereon, all the shares of common stock of Lakeland Industries, Inc., held of record by the undersigned on April 27, 2007 at the annual meeting of stockholders to be held on June 20, 2007 or any adjournment there of.
Raymond J. Smith INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.
		For	Against	Abstain
	2. Ratify appointment of Auditors Holtz Rubenstein Reminick LLP for fiscal year 2008.	☐	☐	☐

3. Other Business.

  In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 and 2.

  Please sign exactly as your name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please be sure to sign and date this Proxy in the box below.	Date
Stockholder sign here Co-holder (if any) sign here

Ç Detach above card, sign, date and mail in postage paid envelope provided. Ç

LAKELAND INDUSTRIES, INC.

PLEASE ACT PROMPTLY SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.